Exhibit 4.1

_______________________________________

THE ROYAL BANK OF SCOTLAND PLC

as Issuer,

THE ROYAL BANK OF SCOTLAND GROUP PLC

as Guarantor,

THE BANK OF NEW YORK MELLON,
acting through its London Branch

as Original Trustee

WILMINGTON TRUST COMPANY

as Trustee solely for RBS NotesSM

and

CITIBANK, N.A.

as Securities Administrator for RBS NotesSM

_______________________________________

FIRST SUPPLEMENTAL INDENTURE

dated as of August 25, 2010

to

THE AMENDED AND RESTATED INDENTURE

dated as of August 13, 2010

_______________________________________

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of August 25, 2010, among THE ROYAL BANK OF SCOTLAND PLC, a corporation incorporated in Scotland with registered number SC090312, as issuer (the “Company”), THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045951, as guarantor (the “Guarantor”), THE BANK OF NEW YORK MELLON, acting through its London Branch, as the Trustee originally named in the Senior Indenture (as defined below) (the “Original Trustee”), WILMINGTON TRUST COMPANY, as trustee solely for RBS NotesSM issuable under the Senior Indenture (the “Trustee”), and Citibank, N.A., as securities administrator (the “Securities Administrator”) for the RBS NotesSM.

WITNESSETH

WHEREAS, the Company, the Guarantor and the Original Trustee have executed and delivered an Amended and Restated Indenture dated August 13, 2010 (the “Senior Indenture” and together with this First Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Senior Debt Securities (the “Securities”), including RBS NotesSM (each as defined herein);

WHEREAS, Sections 3.01(v), 6.15 and 9.01(l) of the Senior Indenture permit the Company, the Guarantor and the Trustee to enter into a supplemental indenture for the purpose of appointing an alternate Trustee in respect of one or more particular series of Securities, and that, upon acceptance of such appointment, such alternate Trustee shall be vested with all the rights, powers, trusts and duties of a Trustee under the Indenture with respect to that particular series of Securities;

WHEREAS, the parties hereto desire to establish the form for a series of Securities to be known as the “RBS NotesSM” (the “Notes”) and to appoint Wilmington Trust Company, a Delaware banking corporation, as the trustee in respect of issuances of the Notes (the “Trustee”);

WHEREAS, pursuant to an administration agreement dated August 25, 2010 (the “Administration Agreement”), the Company, the Guarantor and the Trustee have appointed Citibank, N.A (the “Securities Administrator”) to act as Authenticating Agent, Paying Agent, Senior Debt Security Registrar and transfer agent (the “Transfer Agent”) for the Notes, subject to the terms and conditions of the Administration Agreement and the Indenture;

WHEREAS, Section 9.01(f) of the Senior Indenture permits the Company, the Guarantor and the Trustee to enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Senior Indenture without the consent of holders;

WHEREAS, the Board of Directors of each of the Company and the Guarantor have authorized the entry into this First Supplemental Indenture, as required by Section 9.01 of the Senior Indenture; and

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WHEREAS, the Company and the Guarantor have requested that the Original Trustee and the Trustee execute and deliver this First Supplemental Indenture and whereas all actions required by it to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company, the Guarantor, the Original Trustee, the Trustee and the Securities Administrator mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definition of Terms.  For all purposes of this First Supplemental Indenture:

(a)           a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b)           capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Senior Indenture;

(c)           the singular includes the plural and vice versa; and

(d)           headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
FORM OF NOTES

Section 2.01.    Form of RBS NoteSM.  The form of any Security that is designated as an “RBS NoteSM” shall be substantially in the form of Exhibit A to this First Supplemental Indenture.

ARTICLE 3
APPOINTMENT AND ACKNOWLEDGEMENT

Section 3.01    The Trustee.  Pursuant to Sections 3.01(v), 6.15 and 9.01(l) of the Senior Indenture, the Company and the Guarantor hereby appoint Wilmington Trust Company as the Trustee to act in that capacity with respect to the Notes that may be issued from time to time under the Indenture.  The Trustee hereby acknowledges and accepts such appointment, and agrees to act for all purposes as Trustee with respect to the Notes, according to the terms of the Indenture.  Each reference to the “Trustee” in the Indenture shall mean Wilmington Trust Company with respect to the Notes.

Section 3.02    The Securities Administrator.  The Securities Administrator hereby acknowledges the obligations and duties to be performed by the Securities Administrator under this First Supplemental Indenture, including any duties or obligations of the

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Securities Administrator described in the form of RBS NoteSM and agrees to act for all such purposes with respect to the applicable Note, according to the terms of the Indenture and the Administration Agreement.

ARTICLE 4
MISCELLANEOUS

Section 4.01.    Effect Of Supplemental Indenture.  Upon the execution and delivery of this First Supplemental Indenture by each of the Company, the Guarantor, the Original Trustee, the Trustee and the Securities Administrator, and the delivery of the documents referred to in Section 4.02 herein, the Senior Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Senior Indenture for all purposes.

Section 4.02.    Documents to be Given to the Trustee and the Securities Administrator.  As specified in Section 9.03 of the Senior Indenture and subject to the provisions of Section 6.03 of the Senior Indenture and Section 8.2 of the Administration Agreement, the Trustee and the Securities Administrator shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that this First Supplemental Indenture complies with the applicable provisions of the Senior Indenture.

Section 4.03.   The Original Trustee.  Notwithstanding anything to the contrary contained herein or in the Indenture, the Original Trustee shall have no responsibilities whatsoever with respect to the Notes.  All responsibilities of a Trustee under the Indenture with respect to the Notes shall be the responsibilities of the Trustee appointed hereunder, Wilmington Trust Company, and the Securities Administrator, Citibank, N.A., as applicable. The Original Trustee has no relationship whatsoever with the Trustee or the Securities Administrator.

Section 4.04.   Confirmation Of Indenture.  The Senior Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Senior Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.  This First Supplemental Indenture constitutes an integral part of the Indenture.  In the event of a conflict between the terms and conditions of the Senior Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail.

Section 4.05.   Concerning The Trustee and the Securities Administrator.  None of the Original Trustee, the Trustee or the Securities Administrator assumes any duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Senior Indenture and, with respect to the Securities Administrator, the Administration Agreement.  None of the Original Trustee, the Trustee or the Securities Administrator makes any representations as to the validity or sufficiency of this First Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and the Guarantor and not of the Original Trustee, the Trustee or the Securities Administrator.  In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.  In performing its

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functions and duties under the Administration Agreement, the Securities Administrator shall be afforded all of the rights, protections, immunities and indemnities afforded to the Trustee, including but in no way limited to Article 6 thereof (other than Section 6.07 of the Indenture), insofar as such rights, protections, immunities and indemnities relate to the Trustee’s functions and duties as an Authenticating Agent, Paying Agent, Senior Debt Security Registrar or Transfer Agent under the Indenture.  Unless otherwise agreed with the Company and the Guarantor with respect to a particular issuance of Notes, neither the Trustee nor the Securities Administrator shall serve as the Calculation Agent (as defined in the Senior Indenture) or the Exchange Rate Agent (as defined in the form of Notes included herein as Exhibit A) with respect to the Notes.

Section 4.06.   Corporate Trust Office.  References in the Indenture to the Corporate Trust Office of the Trustee acting in its capacities as Authenticating Agent, Paying Agent, Senior Debt Security Registrar or Transfer Agent for the Notes shall refer to the Corporate Trust Office of the Securities Administrator, which shall be (a) solely for purposes of the transfer, exchange or surrender of the Notes and the presentment and surrender of the Notes for the final distributions thereon: Citibank, N.A., 111 Wall Street, 15th Floor Window, New York, NY 10005, Attention: Corporate Trust Services — RBS PLC Notes Program and (b) for all other purposes: Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Global Transaction Services — RBS PLC Notes Program, or such other address as the Securities Administrator may designate from time to time by notice to the Trustee and the Company.

Section 4.07.   Governing Law.  This First Supplemental Indenture shall be deemed to be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Indenture, the Securities and the Guarantees shall be governed by (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Company, the Guarantor, the Original Trustee, the Trustee or the Securities Administrator, as the case may be.

Section 4.08.    Appointment of Agent for Service.  Each of the Company and the Guarantor has designated and appointed John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Securities or the Indenture, but for that purpose only, and agrees that service of process upon said John Fawcett shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York.  Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company or the Guarantor and such successor’s acceptance of such appointment.  Upon such acceptance, the Company or the Guarantor shall notify the Trustee of the name and address of such successor.  The Company and the Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said John Fawcett in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility

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with respect to any failure by the Company or the Guarantor to take any such action.  The Company and the Guarantor hereby submit (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 4.09.   Separability.  In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.10.   Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as Issuer

By:	/s/ Jan Cargill
Name: Jan Cargill
Title: Authorized Signatory

By:	/s/ Barbara Wallace
Name: Barbara Wallace
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Guarantor
By:	/s/ Jan Cargill
Name: Jan Cargill
Title: Authorized Signatory

By:	/s/ Barbara Wallace
Name: Barbara Wallace
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Original Trustee
By:	/s/ Amy Bowley
Name: Amy Bowley
Title: Senior Associate

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee for the Notes
By:	/s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr.
Title: Assistant Vice President

CITIBANK, N.A., as Securities Administrator for the Notes
By:	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF RBS NOTESM

[FORM OF FACE OF SECURITY]
RBS NOTESSM

REGISTERED No. [FXR] / [FLR]	REGISTERED [Principal Amount] CUSIP:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THE ROYAL BANK OF SCOTLAND PLC
RBS NOTESSM
([Fixed Rate] / [Floating Rate])

Fully and Unconditionally Guaranteed by
The Royal Bank of Scotland Group plc

[Title of Securities]

ORIGINAL ISSUE DATE:	INITIAL REDEMPTION DATE:	INTEREST RATE:	MATURITY DATE:
INTEREST ACCRUAL DATE:	INITIAL REDEMPTION PERCENTAGE:	INTEREST PAYMENT DATES:	OPTIONAL REPAYMENT DATE:
SPECIFIED CURRENCY:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	INTEREST PAYMENT PERIOD:	APPLICABILITY OF MODIFIED PAYMENT UPON ACCELERATION:
IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS:	REDEMPTION NOTICE PERIOD:	APPLICABILITY OF ANNUAL INTEREST PAYMENTS:	IF YES, STATE ISSUE PRICE:
EXCHANGE RATE AGENT:	OPTIONAL REDEMPTION DATE:		ORIGINAL YIELD TO MATURITY:
BASE RATE:	SPREAD:	SPREAD MULTIPLIER	REPORTING SERVICE:
MINIMUM INTEREST:	MAXIMUM INTEREST:

OTHER PROVISIONS:

The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland, United Kingdom with its headquarters in Edinburgh (the “Issuer,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to                , or registered assignees, the principal sum of                                   , on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a “Record Date”); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.  As used herein, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is operating (a “TARGET Settlement Day”).

Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer or the Guarantor may determine, in U.S. dollars.  U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.  A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

Except to the extent otherwise specified above, all payments on this Note will be made by the Issuer or Guarantor, as the case may be, without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law.  If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Issuer or Guarantor, as the case may be, will pay such additional amounts with respect to such payments on this Note (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holder of this Note, after such deduction or withholding, shall equal the amounts that would have been payable in respect of this Note had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of this Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of this Note, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on, this Note;

(ii) except in the case of a winding up of the Issuer or Guarantor, as the case may be, in the United Kingdom, this Note is presented (where presentation is required) for payment in the United Kingdom;

(iii) this Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the same for payment at the close of such 30 day period;

(iv) the holder or the beneficial owner of this Note or the beneficial owner of any payment on this Note failed to comply with a request of the Issuer or Guarantor, as the case may be, or its liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives;

(vi) this Note is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) this Note to another paying agent in a Member State of the European Union; or

(vii) any combination of clauses (i) through (vi) above;

nor shall Additional Amounts be paid with respect to the principal of, and interest on, this Note to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

References herein to the payment of the principal of or any payments on, or in respect of, this Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

Except to the extent otherwise specified above, the Notes of this sub-series are redeemable, as a whole but not in part, at the option of the Issuer or the Guarantor, on not less than 30 nor more than 60 days’ notice to the holders of this Note, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of such Notes to the date fixed for redemption (or, if such Notes are Original Issue Discount Securities, the accreted face amount thereof together with accrued but unpaid interest, in respect of such Original Issue Discount Securities to the date fixed for redemption), if, at any time, the Issuer or the Guarantor, as the case may be, shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after the date on which the pricing terms relating to such Notes are established:

(a) in making any payment on such Notes it has or will or would on the next payment date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Interest Payment Date in respect of any of the Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re enactment thereof for the time being); or

(c) on the next Interest Payment Date the Issuer (or, if applicable, the Guarantor) would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer (or, if applicable, the Guarantor) would be materially reduced).

In any case where the Issuer or the Guarantor shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Notes of this sub-series, the Issuer or the Guarantor shall be required to deliver to the Trustee and the Securities Administrator prior to the giving of any notice of redemption a written legal opinion of independent English counsel of recognized standing (selected by the Issuer or the Guarantor) in a form satisfactory to the Trustee and the Securities Administrator confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Issuer or the Guarantor is entitled to exercise its right of redemption.

If the Issuer or the Guarantor elects to redeem the Notes of this sub-series, such Notes will cease to accrue interest, if any, from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, if any (or, if the relevant Notes are Original Issue Discount Securities, the accreted face amount thereof), all of the Issuer’s (or, if applicable, the Guarantor’s) obligations in respect of the payment of the principal of, and accrued and unpaid interest, if any, on, the Notes of this sub-series shall terminate.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to above.

If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be.  Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars.  In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract.  If such bid quotations are not available, such payment will be made in the Specified Currency.  All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

The due and punctual payment by the Issuer of the principal of and interest on, and any Additional Amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Securities Administrator referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

THE ROYAL BANK OF SCOTLAND PLC
Dated:	By:
Name:
Title:

By:
Name:
Title:

SECURITIES ADMINISTRATOR’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent
Dated:	By:
Authorized Officer

GUARANTEE OF THE ROYAL BANK OF SCOTLAND GROUP PLC

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Scotland, United Kingdom with its headquarters in Edinburgh (the “Guarantor,” which term includes any successor guarantor under the Indenture) hereby unconditionally guarantees (the “Guarantee”) to each holder of this Note the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to this Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of this Note and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of this Note and of the Indenture.  In case of the failure of the Issuer punctually to pay any such principal, premium, interest, Additional Amounts or sinking fund payment and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), the Guarantor hereby agrees to pay, or cause any such payment to be made, punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer in accordance with the terms of this Note and of the Indenture.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this guarantee to be duly executed.

THE ROYAL BANK OF SCOTLAND GROUP PLC
Dated:	By:
Name:
Title:

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of RBS NotesSM (the “Notes”) of the Issuer and fully and unconditionally guaranteed by the Guarantor. The Notes are issuable under an Amended and Restated Indenture dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch, as supplemented by the First Supplemental Indenture dated as of August 25, 2010 among the Issuer, the Guarantor, The Bank of New York Mellon, acting through its London Branch, Wilmington Trust Company, as Trustee for the Notes (the “Trustee,” which term includes any successor trustee for the Notes under the Indenture) and Citibank, N.A., as Securities Administrator for the Notes (the “Securities Administrator,” which term includes any successor Securities Administrator appointed by the Issuer, the Guarantor and the Trustee) (such Amended and Restated Indenture, as supplemented by such First Supplemental Indenture and as may be supplemented or amended from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee, the Guarantor and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Pursuant to the Administration Agreement dated as of August 25, 2010 (as may be amended from time to time, the “Administration Agreement”) among the Issuer, the Guarantor, the Trustee and the Securities Administrator, the Issuer has appointed Citibank, N.A., at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption.  If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption.  Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture.  In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein.  On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment.  For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day.  Exercise of such repayment option by the holder hereof shall be irrevocable.  In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

The due and punctual payment by the Issuer of the principal of and interest on, and any additional amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.  If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law and unless otherwise stated above, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance.

The Securities Administrator has been appointed registrar for the Notes, and the Securities Administrator will maintain at its office in The City of New York a register for the registration and transfer of Notes.  This Note may be transferred at the aforesaid office of the Securities Administrator by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Securities Administrator shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Securities Administrator will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes.  Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions.  All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder’s attorney duly authorized in writing.  The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Securities Administrator, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Securities Administrator, the Issuer and the Guarantor that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Indenture provides that if an Event of Default (as defined in the Indenture) occurs with respect to any series of debt securities issued under the Indenture, including the series of RBS

NotesSM of which this Note forms a part, and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration,” the accreted face amount together with accrued interest, if any, on) of all debt securities of that series to be due and payable immediately, but upon certain conditions such declaration of acceleration and its consequences may be rescinded or annulled (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series.

The Indenture permits the Issuer, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected, subject to certain exceptions that require the consent of the holder of each outstanding debt security affected thereby.

Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer or the Guarantor, as the case may be, for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or the Guarantor, as the case may be, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer or the Guarantor, as the case may be, will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer or the Guarantor, as the case may be, may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the “EC”), as amended by the treaty on European Union (as so amended, the “Treaty”).  Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.  If such Market Exchange Rate is not then available the Issuer or the Guarantor, as the case may be, or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract.  One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer or the Guarantor, as the case may be.  If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent,” if any, shall be indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or the Guarantor or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

So long as this Note shall be outstanding, each of the Issuer and the Guarantor will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes.  The Issuer or the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor may decide.  So long as there shall be such an agency, the Issuer and the Guarantor shall keep the Trustee and the Securities Administrator advised of the names and locations of such agencies, if any are so designated.

Any money deposited with the Securities Administrator in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Issuer or the Guarantor, as the case may be, on Company Request; and the holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantor for payment thereof, and all liability of the Securities Administrator with respect to such trust money shall thereupon cease; provided, however, that the Securities Administrator, before being required to make any such repayment, may at the expense of the Issuer cause to be published at least once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuer or the Guarantor, as the case may be.

No provision of this Note or of the Indenture shall alter or impair the obligation the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer or the Guarantor, as the case may be, and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Securities Administrator and the Guarantor and any agent of the Issuer, the Trustee, the Securities Administrator or the Guarantor may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee, the Securities Administrator, the Guarantor or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of the Guarantor or of any successor corporation to the Issuer or Guarantor, either directly or through the Issuer or the Guarantor, as the case may be, or any such successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     -    as tenants in common
TEN ENT      -     as tenants by the entireties
JT TEN          -     as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT B_________________________ Custodian _____________________
(Minor)                                                       (Cust)
Under Uniform Gifts to Minors Act _____________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)
If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:   ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated:  ________________________
________________________________________
NOTICE:  The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.